EXHIBIT (3)(a)

                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                         SUN INTERNATIONAL NORTH AMERICA, INC.

             We, Matthew B. Kearney, Executive Vice President - Finance and Treasurer and David G. Bowden, Vice President - Controller and
        Secretary, of Sun International North America, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that:

             ONE: The name of the Corporation is "Sun International North America, Inc."; the Corporation was formerly known as "Griffin Gaming & Entertainment, Inc. " and "Resorts International, Inc." and was formed under the name "Mary Carter Paint Co.".

             TWO:   T h e   original  Certificate  of  Incorporation  of  the
        Corporation was filed in the office of the Secretary of State of the State of Delaware on the 24th day of October, 1958.

             THREE: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as theretofore amended or supplemented.

             FOUR: This Restated Certificate of Incorporation has been duly executed and acknowledged by the officers of the Corporation in accordance with Sections 245 and 103 of the General Corporation Law of the State of Delaware.

             FIVE: The text of the Certificate of Incorporation of the Corporation is hereby restated, in its entirety, to read as follows:

                                       ARTICLE I

                                         NAME

             The name of the Corporation is "Sun International North America, Inc.".













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                                      ARTICLE II

                                        ADDRESS

             The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of its registered agent at such address is United States Corporation Company.

                                      ARTICLE III

                                        PURPOSE

             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law ("GCL") of Delaware.

                                      ARTICLE IV

                                    CAPITALIZATION

             A. Authorization.        The  total  number  of shares of capital
        stock of all classifications which the Corporation shall have authority to issue is 20,000 consisting of (i) 10,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 10,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is vested with authority from time to time to issue the Preferred Stock as Preferred Stock of any series. In connection with the creation of each such series of Preferred Stock, the Board of Directors hereby is vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidating preference of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding); provided, however, that no shares of Preferred Stock may be designated or issued with any rights to vote for any purpose. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status









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        which  they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

             B. Dividends.    The  Board  of Directors of the Corporation may
        cause dividends to be paid to the holders of shares of Common Stock from time to time out of funds legally available therefor. When and as dividends are declared, they may be payable in cash, in property or in shares of Common Stock.

                                       ARTICLE V

                                       BUSINESS

             The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

             A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

             B. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

             C. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless,
        to    the  provisions  of  the  GCL,  this  Restated  Certificate  of
        Incorporation, and  the By-Laws of the Corporation.

             D Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                      ARTICLE VI

                                    INDEMNIFICATION

             A. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its









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        stockholders  for  monetary  damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts
        or   omissions  not  in  good  faith  or  which  involve  intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

             B. Insurance.    The  Corporation  shall  purchase  and maintain
        insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI, provided, however, that such insurance is available on reasonable and acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

             C. Subsequent  Amendment.   No amendment, modification or repeal
        of this Article VI shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, modification or repeal.

             D. Subsequent  Legislation.    If the General Corporation Law of
        the State of Delaware is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.













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                                      ARTICLE VII

                             NEW JERSEY CASINO CONTROL ACT

             This Certificate of Incorporation shall be subject to the New Jersey Casino Control Act, N.J.S.A. 5:12-1et seq., and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") as they currently exist or as they hereafter may be amended (the "Act"), including without limitation the following:

             A. The securities of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to Section 151(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any Subsidiary (as defined in Paragraph E of this Article VII) to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications. In the event a holder of the Corporation's securities is found not to possess such prescribed qualifications by the Commission pursuant to the Act (a "Disqualified Holder"), such Disqualified Holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly.

             B. So long as the Corporation shall remain a privately-held holding company as defined in the Act, in accordance with N.J.S.A. 5:12-82(d)(7), (8) and (10), the Commission shall have the right of prior approval with regard to transfers of securities, shares, and other interests in the Corporation and the Corporation shall have the absolute right to redeem at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in accordance with the Act.

             C. If the Corporation shall become, and so long as it shall remain, a publicly traded holding company as defined in the Act, in accordance with N.J.S.A. 5:12- 82(d)(7) and (9), all securities of the Corporation shall be held subject to the condition that if a holder thereof  is  found  to  be  a  Disqualified  Holder, such holder shall dispose of his interest in the Corporation within 120 days following the Corporation's receipt of notice (the "Notice Date") of the holder's disqualification. Promptly following its receipt of notice from the Commission that a









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        holder  of  securities of the Corporation has been found disqualified, the Corporation shall either deliver such written notice personally to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation's books and records, or use any other reasonable means to provide notice. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

                If any Disqualified Holder fails to dispose of his securities within 120 days following the Notice Date, the Corporation may redeem such securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 120 days after the Notice Date, or (ii) such holder's original purchase price.

             D. So long as the Corporation shall remain a holding company as defined in the Act, in accordance with N.J.S.A. 5:12- 105(e), commencing on the date the Commission serves notice on the Corporation that a security holder has been found disqualified, it shall be unlawful for the Disqualified Holder to (i) receive any dividends or interest upon any such securities of the Corporation held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from any Subsidiary of the Corporation that holds a casino license.

             E. For purpose of this Article VII, the term "Subsidiary" shall be defined in accordance with N.J.S.A. 5:12-47.

                                     ARTICLE VIII

                 AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS

             A. In addition to any affirmative vote required by applicable law, any alteration, amendment, repeal or rescission of any provision of this Restated Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

             B. The Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

             IN WITNESS WHEREOF, the undersigned have signed this Restated Certificate of Incorporation, under penalties of perjury, and caused the









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        corporate seal of the Corporation to be hereunto affixed this 26th day of March, 1997.


                                      By:
                                      /s/ Matthew B. Kearney
                                      Matthew B. Kearney
                                      Executive Vice President - Finance
                                       and Treasurer


        [Corporate Seal]

        Attest:
        By:

        /s/ David G. Bowden
        David G. Bowden
        Vice President - Controller and
         Secretary




































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